John Hancock Investment Management Distributors LLC
200 Berkeley Street
Boston, MA 02116

June 25, 2026

To the Trustees of

John Hancock Funds

200 Berkeley Street

Boston, MA 02116

Re:	Rule 12b-1 Fee Waiver Letter Agreement

With reference to each of the Distribution Plans entered into by and between John Hancock Investment Management Distributors LLC (the “Distributor”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Distributor agrees to contractually waive and limit its Rule 12b-1 distribution fees and/or service fees to the extent necessary to achieve the aggregate Rule 12b-1 distribution and service fees of each Fund as set forth in Appendix B hereto. The expense waiver agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Distributor based upon a determination that this is appropriate under the circumstances at that time.

2. We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statements on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Sincerely,

JOHN HANCOCK INVESTMENT MANAGEMENT DISTRIBUTORS LLC

By:	/s/ Effie Georgountzos
Effie Georgountzos
Chief Financial Officer

Agreed and Accepted

on behalf of each applicable Trust listed in Appendix A

John Hancock Investment Management Distributors LLC
200 Berkeley Street
Boston, MA 02116

By:	/s/ Fernando A. Silva
Fernando A. Silva
Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

TRUSTS and Funds

JOHN HANCOCK BOND TRUST

John Hancock High Yield Fund

John Hancock Investment Grade Bond Fund

John Hancock Short Duration Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND

John Hancock California Municipal Bond Fund

JOHN HANCOCK CAPITAL SERIES

John Hancock Classic Value Fund

John Hancock U.S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST

John Hancock Money Market Fund

JOHN HANCOCK INVESTMENT TRUST

John Hancock Balanced Fund

John Hancock Disciplined Value International Fund

John Hancock Diversified Macro Fund

John Hancock Diversified Real Assets Fund

John Hancock Emerging Markets Equity Fund

John Hancock ESG Large Cap Core Fund

John Hancock Fundamental Equity Income Fund

John Hancock Fundamental Large Cap Core Fund

John Hancock Global Environmental Opportunities Fund

John Hancock Infrastructure Fund

John Hancock International Dynamic Growth Fund

John Hancock Mid Cap Growth Fund

John Hancock Small Cap Core Fund

JOHN HANCOCK INVESTMENT TRUST II

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST

John Hancock High Yield Municipal Bond Fund

John Hancock Municipal Opportunities Fund

John Hancock Short Duration Municipal Opportunities Fund

JOHN HANCOCK SOVEREIGN BOND FUND

John Hancock Bond Fund

JOHN HANCOCK STRATEGIC SERIES

John Hancock Income Fund

A-1

APPENDIX B

Fund	Class A	Class B	Class C	Class R4	Expiration Date of Waiver/Limit
Balanced Fund	N/A	N/A	N/A	0.15%	2/28/2027
Disciplined Value International Fund	N/A	N/A	N/A	0.15%	2/28/2027
Emerging Markets Equity Fund	N/A	N/A	N/A	0.15%	2/28/2027
Fundamental Large Cap Core Fund	N/A	N/A	N/A	0.15%	2/28/2027
Bond Fund	N/A	N/A	N/A	0.15%	9/30/2027	[1]
California Municipal Bond Fund (formerly, California Tax-Free Income Fund)	N/A	N/A	0.90%	N/A	9/30/2026
High Yield Municipal Bond Fund	0.15%	N/A	0.90%	N/A	9/30/2026
Income Fund	N/A	N/A	N/A	0.15%	9/30/2027	[1]
Investment Grade Bond Fund	N/A	N/A	N/A	0.15%	9/30/2027	[1]
Municipal Opportunities Fund (formerly, Tax-Free Bond)	0.15%	N/A	0.90%	N/A	9/30/2026
Money Market Fund	0.00%	N/A	0.00%	N/A	7/31/2027
Short Duration Municipal Opportunities Fund	0.15%	N/A	0.90%	N/A	9/30/2026

[1]

At the June 23-25, 2026 meeting of the Board of Trustees of the Trust, the Distributor notified the Board of, and the Board approved, the extension of the limit of the Rule 12b-1 distribution fees and/or services fees for Class R4 Shares (0.15%) of Bond Fund, Income Fund, and Investment Grade Bond Fund, each with an expiration date of September 30, 2027, each effective upon the current expiration date of September 30, 2026.

B-1